UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : October 14, 2005
Encysive Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas (Address of principal executive offices)	77081 (Zip Code)
Registrant’s telephone number, including area code: 713-796-8822
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On October 13, 2005, Stephen L. Mueller, Vice President, Finance and Administration, Secretary and Treasurer of Encysive Pharmaceuticals Inc. (the “Company”), entered into two written Sales Plans (the “Plans”) under Rule 10b5-1 of the Securities Exchange Act of 1934. Pursuant to the first Plan, he will sell 14,606 shares of the Company’s common stock during March 2006. Under the second Plan, he will sell 160,375 shares of common stock of the Company, should the common stock attain certain price levels, through April 30, 2006.
     Mr. Mueller has stated that his trading plans do not reflect a lack of confidence in the Company or its future, but that it is to diversify his financial holdings and avoid being prohibited from selling shares for long periods of time due to nonpublic information he may possess in the future. In addition, Mr. Mueller is selling the 14,606 shares to pay taxes due upon the vesting of certain shares of restricted common stock of the Company held by him.
     The foregoing description of the Plans do not purport to be complete and is qualified in its entirety by reference to the Plans, which are attached as Exhibit 99.1 and 99.2 hereto, and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
99.1     Sales Plan between Stephen L. Mueller and BNY Investment Center Inc.
99.2      Sales Plan between Stephen L. Mueller and BNY Investment Center Inc.
[SIGNATURE PAGE FOLLOWS]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCYSIVE PHARMACEUTICALS INC. (Registrant)
Date: October 14, 2005	/s/ Stephen L. Mueller
Stephen L. Mueller
Vice President, Finance and Administration Secretary and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Sales Plan between Stephen L. Mueller and BNY Investment Center Inc.
99.2	Sales Plan between Stephen L. Mueller and BNY Investment Center Inc.